UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2010

Toreador Resources Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-02517	75-0991164
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

c/o Toreador Holding SAS 9 rue Scribe Paris, France	75009
(Address of principal executive offices)	(Zip code)

33 1 47 03 34 24
(Registrant’s telephone number including area code)

13760 Noel Road, Suite 1100
Dallas, Texas 75240
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 9, 2010, Toreador Resources Corporation (the “Company”) entered into a definitive underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets Corporation and Thomas Weisel Partners LLC (together, the “Underwriters”) for the sale by the Company of 3,000,000 shares of  its common stock, par value $0.15625 per share (the “Common Stock”) at a public offering price of $8.50 per share.  Pursuant to the Underwriting Agreement, the Company granted to the Underwriters a 30-day option to purchase up to 450,000 additional shares.  On February 10, 2010, the Underwriters exercised their option to purchase the additional shares in full.

The Underwriting Agreement contains representations, warranties, and covenants of the Company that are customary for transactions of this type and customary conditions to closing.  In addition, the Company, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments required to make in respect of those liabilities.  The offering is expected to close on February 12, 2010.

Toreador intends to use the net proceeds, together with cash on hand, to satisfy payment obligations arising from the holders’ exercise, if any, of their right to require the company to repurchase its 5.00% Convertible Senior Notes due 2025 on October 1, 2010 and for general corporate purposes, which may include working capital, capital expenditures and acquisitions.

The Underwriters and certain of their affiliates have performed investment banking, commercial lending and advisory services for the Company, from time to time, for which they have received customary fees and expenses.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on February 8, 2010 announcing the commencement of the offering and a press release on February 9, 2010 announcing the pricing of the offering, which are filed herewith as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing by Toreador under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Underwriting Agreement dated as of February 9, 2010, by and among the Company, RBC Capital Markets Corporation and Thomas Weisel Partners LLC

Exhibit 5.1	Opinion of Willkie Farr & Gallagher LLP

Exhibit 99.1	Press release, dated February 8, 2010

Exhibit 99.2	Press release, dated February 9, 2010

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

	By:	/s/ Craig McKenzie
Craig McKenzie
Chief Executive Officer

Date: February 11, 2010

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement dated as of February 9, 2010, by and among the Company, RBC Capital Markets Corporation and Thomas Weisel Partners LLC

Exhibit 5.1	Opinion of Willkie Farr & Gallagher LLP

Exhibit 99.1	Press release, dated February 8, 2010

Exhibit 99.2	Press release, dated February 9, 2010